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                                                                    EXHIBIT 31.2


                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
    PURSUANT TO RULE 13A-14(A) OR 15D-14(A) UNDER THE SECURITIES EXCHANGE ACT
                                    OF 1934

         In connection with the Annual Report of NGAS Resources, Inc. on Form 10-KSB/A for the year ended December 31, 2004 (the "Reporting Period"), as filed with the Securities Exchange Commission on the date hereof under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the undersigned, Michael
P. Windisch, Chief Financial Officer of the NGAS Resources, Inc., certifies pursuant to Rule 13a-14(a) or 15d-14(a) under the Exchange Act that:

         1.     I have reviewed this report of NGAS Resources, Inc.

         2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

         3. Based on my knowledge, the consolidated financial statements and other financial information included in this Report fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of and for the periods reported in this Report.

         4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Registrant and internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) for the registrant, and we have:

                (a) designed such disclosure controls and procedures, or caused them to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the Reporting Period;

                (b) designed such internal controls over financial reporting, or caused them to be designed under our supervision, to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

                (c) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in the Report our conclusions about the effectiveness of those disclosure controls and procedures, as of the end of the Reporting Period based on such evaluation; and

                (d) disclosed in the Report any change in the registrant's internal control over financial reporting that occurred during the last fiscal quarter of the Reporting Period that has materially affected or is reasonably likely to materially affect the registrant's internal control over financial reporting.

         5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors:

                (a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

                (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

/s/ Michael P. Windisch

Michael P. Windisch
Chief Financial Officer
August 8, 2005